UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 7, 2014, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect eight directors to hold office until our 2015 annual meeting of stockholders and until their successors are elected and qualified, 2) to approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in our proxy statement and 3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

A total of 100,689,263 shares of Corcept common stock held by stockholders of record at the close of business on March 31, 2014 were entitled to vote at the annual meeting. The total number of shares voted at the annual meeting was 91,823,576. The voting on the three matters is set forth below:

Proposal 1 – Election of Directors. The following directors were elected to serve until our 2015 annual meeting of stockholders and until their successors are elected and qualified.

Director:	For	Withheld	Broker Non-Votes
G. Leonard Baker, Jr.	68,044,296	110,158	23,669,122
Joseph K. Belanoff, M.D.	68,045,731	108,723	23,669,122
Daniel M. Bradbury	68,020,131	134,323	23,669,122
Joseph C. Cook, Jr.	67,791,408	363,046	23,669,122
Patrick G. Enright	68,045,131	109,323	23,669,122
David L. Mahoney	68,048,631	105,823	23,669,122
Joseph L. Turner	68,043,924	110,530	23,669,122
James N. Wilson	60,323,008	7,831,446	23,669,122

Proposal 2 – To approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in our proxy statement.

For	67,757,268
Against	208,172
Abstain	189,014
Broker Non-Votes	23,669,122

Proposal 3 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	91,344,424
Against	177,053
Abstain	302,099
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: May 9, 2013	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer and Secretary